Exhibit 3.319

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WELCOME ALL TRANSFER STATION, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 2002, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “FEDERAL ROAD TRANSFER STATIONS, LLC” TO “WELCOME ALL TRANSFER STATION, LLC”, FILED THE SEVENTH DAY OF NOVEMBER, A.D. 2003, AT 11:09 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WELCOME ALL TRANSFER STATION, LLC”.

3496356 8100H

121188400

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9957632
DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

FEDERAL ROAD TRANSFER STATIONS, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Federal Road Transfer Stations, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 22nd day of February, 2002.

FEDERAL ROAD TRANSFER STATIONS, LLC

Michael A. Wodrich /s/
By:	Michael A. Wodrich
Its:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

Pursuant to the provisions of Section 18-202 of the Delaware Statutes, the undersigned, being the sole Member of Federal Road Transfer Stations, LLC (the “Company’’), a limited liability company existing under the laws of the State of Delaware, does hereby state:

1. The name of the limited liability company is Federal Road Transfer Stations, LLC.

2. The amendment adopted is an amendment to Article I of the Certificate of Formation of this Company deleting such paragraph in its entirety to read as follows:

“ARTICLE I - NAME

The name of this limited liability company is Welcome All Transfer Station, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Federal Road Transfer Stations, LLC this 5th day of November, 2003.

FEDERAL ROAD, LLC

By:
Charles C. Appleby
President

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